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                             STOCK PLEDGE AGREEMENT

     This STOCK PLEDGE AGREEMENT (this "AGREEMENT") is dated as of November 17, 1997 and entered into by and between EDWARD C. COPPOLA, JR., AN INDIVIDUAL ("PLEDGOR"), and THE MACERICH COMPANY, a Maryland corporation ("SECURED PARTY").


                                   WITNESSETH

     WHEREAS, pursuant to the terms of a promissory note dated of even date herewith executed by Pledgor in favor of Secured Party (said promissory note, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "NOTE," the terms defined therein and not otherwise defined herein being used herein as therein defined), Secured Party has agreed to loan (the "LOAN") up to one million dollars ($1,000,000) to Pledgor;

     WHEREAS, the proceeds of the Loan will be used to pay for the purchase by Pledgor of shares of common stock of the Secured Party; and

     WHEREAS, as a condition to the making of such Loans by Secured Party the repayment of which is evidenced by the Note, Pledgor has agreed to grant the security interests and undertake the obligations contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to make the Loan the repayment of which is evidenced by the Note and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

     SECTION 1. CERTAIN DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

     "AGREEMENT" means this Pledge Agreement dated as of November 17, 1997 by and between Pledgor and Secured Party.

     "BOARD" means the Board of Directors of Secured Party, or the Compensation Committee thereof.

     "CONTRACTUAL OBLIGATION," as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract,

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undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "EVENT OF DEFAULT" has the meaning assigned to such term in the Note.

     "FAIR MARKET VALUE," with respect to shares of the Company's common stock or any other securities, means the average closing sale price as reported on the New York Stock Exchange (or such other national exchange or market system on which the Company's common stock or such other securities may then be listed or quoted) for the ten (10) trading days immediately preceding the date of valuation or such other method as may be required by applicable Legal Limits, or, if the Company's common stock or such other securities are not listed or quoted on a national exchange or market system, then a value determined in good faith by the Board. "Fair Market Value," with respect to any other property shall be determined in good faith by the Board of Directors.

     "LEGAL LIMITS" means any legal restrictions applicable to the release of the Pledged Collateral and the extension or maintenance of credit or its repayment, including without limitation those included in Regulation G of the Federal Reserve Board.

     "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "LOAN" has the meaning assigned to such term in the recitals to this Agreement.

     "MANDATORY REPAYMENT OBLIGATIONS" means the obligations of Pledgor to repay the Note pursuant to Section 2 of the Note.

     "NOTE" has the meaning assigned to such term in the recitals to this Agreement.

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "PLEDGED COLLATERAL" has the meaning assigned to such term in Section 2.

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     "PLEDGED SHARES" means all shares of common stock of the Company purchased by Pledgor using the proceeds of the Loan, and any other securities into which such shares are converted or reclassified (by stock split, merger, extraordinary distribution or otherwise) or for which such shares are exchanged by operation of law or consent of Secured Party.

     "PLEDGOR" means Edward C. Coppola, Jr.

     "PROCEEDS" has the meaning assigned to such term in Section 2(c).

     "SEC" means the Securities and Exchange Commission.

     "SECURED OBLIGATIONS" has the meaning assigned to such term in Section 3.

     "SECURED PARTY" means The Macerich Company, a Maryland corporation, and its successors and assigns by operation of law or otherwise.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "UNDERLYING DEBT" has the meaning assigned to such term in Section 3.

     SECTION 2. PLEDGE OF SECURITY. Subject to Section 8(a), Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following and all interests therein (the "PLEDGED COLLATERAL"):

(a)





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